Exhibit D-4

                              CIPSCO Energy Company
                           Consolidating Balance Sheet
                                December 31, 1997


In thousands

                                              CEC    CEC-PGE-G    CEC-PGE-L   CEC-APL-G   CEC-APL-L   CEC-PSPL-G      CEC-PSPL-L
                                            -------- ----------   ----------  ---------   ---------   -----------     ----------
Property & Plant,  at original cost:
Electric
Gas
Other

Less:  Accumulated depreciation
  and amortization


Construction work in process:
    Nuclear fuel in process
    Other
         Total property & plant, net

Investments and Other Assets:
Investments                                 $ 6,277      $ 104     $ 5,202      $ 175     $ 8,727        $ 49          $ 2,477
Nuclear decommissioning trust fund
Other
                                            -------- ---------    --------  ---------   ---------  ----------       ----------
         Total investments &
           other assets                       6,277        104       5,202        175       8,727          49            2,477

Current Assets:
Cash & cash equivalents
Accounts receivable - trade
Unbilled revenue
Other accounts & notes receivable                77         26           1         26           1          26                1
Materials and supplies at average cost -
    Fossil fuel
    Other
Other                                                                    8          1          15                            5
                                            -------- ---------    --------  ---------   ---------  ----------       ----------
         Total current assets                    77         26           9         27          16          26                6

Regulatory Assets:
Deferred income taxes
Other
         Total regulatory assets

                                            -------- ---------    --------  ---------   ---------  ----------       ----------
TOTAL ASSETS                                $ 6,354     $ 130     $ 5,211       $ 202     $ 8,743        $ 75          $ 2,483
                                            ======== =========    ========  =========   =========  ==========       ==========


                                                                     Exhibit D-4

                                                 CIPSCO Energy Company
                                              Consolidating Balance Sheet
                                                   December 31, 1997

In thousands
                                                                                                  Eliminations       CEC
                                      CEC-MPS-G   CEC-MPS-L   CEC-ACE-G   CEC-ACE-L   CEC-ACLP   (Exhibit D-5)   Consolidated
                                      ---------   ---------   ---------   ---------   --------   -------------   ------------

Property & Plant,  at original cost:
Electric
Gas
Other

Less:  Accumulated depreciation
  and amortization


Construction work in process:
    Nuclear fuel in process
    Other
         Total property & plant, net

Investments and Other Assets:
Investments                              $ 25        $ 2,502      $ 59       $ 5,879     $ 5,419     $ (6,277)       $ 30,618
Nuclear decommissioning trust fund
Other
                                      --------     ---------  --------     ---------   ---------    ----------     ----------
         Total investments &
           other assets                    25          2,502        59         5,879       5,419       (6,277)         30,618

Current Assets:
Cash & cash equivalents
Accounts receivable - trade
Unbilled revenue
Other accounts & notes receivable           1              1         1             1           1          (86)             77
Materials and supplies at average cost -
    Fossil fuel
    Other
Other                                                      9                       9                                       47
                                      --------     ---------  --------     ---------   ---------    ----------     ----------
         Total current assets               1             10         1            10           1          (86)            124

Regulatory Assets:
Deferred income taxes
Other
         Total regulatory assets

                                      --------     --------- --------      ---------   ---------    ----------     ----------
TOTAL ASSETS                             $ 26        $ 2,512     $ 60        $ 5,889     $ 5,420     $ (6,363)       $ 30,742
                                      ========     ========= ========      =========   =========    ==========     ==========


                                                                     Exhibit D-4

                              CIPSCO Energy Company
                           Consolidating Balance Sheet
                                December 31, 1997

In thousands

                                                CEC    CEC-PGE-G    CEC-PGE-L   CEC-APL-G   CEC-APL-L   CEC-PSPL-G      CEC-PSPL-L
                                             -------- ----------    ---------   ---------   ---------   ----------      ----------

Capitalization:
Common stock                                   $    1    $    1     $    1       $    1       $    1      $    1         $    1
Other paid-in capital                              75        25                      25                       25
Retained earnings                               6,187        89      1,692          108        2,597          75            833
                                             -------- ---------   --------    ---------    ---------  ----------     ----------
         Total common
           stockholders' equity                 6,263       115      1,693          134        2,598         101            834
Preferred stock not subject
  to mandatory redemption
Preferred stock subject to
  mandatory redemption
Long-term debt
                                             -------- ---------   --------    ---------    ---------  ----------     ----------
         Total capitalization                   6,263       115      1,693          134        2,598         101            834

Minority Interest in Consolidated Subsidiary

Current Liabilities:
Current maturity of long-term debt
Short-term debt
Accounts and wages payable                         91                2,566           29        4,090         (41)         1,079
Accumulated deferred income taxes
Taxes accrued                                                (4)         5           (2)           7           3
Other
                                             --------  ---------  --------     ---------   ---------   ---------     ----------
         Total current liabilities                 91        (4)     2,571           27        4,097         (38)         1,079

Accumulated Deferred Income Taxes                            19        947           41        2,048          12            570
Accumulated Deferred Investment Tax Credits
Regulatory Liability
Other Deferred Credits and Liabilities

                                             -------- ---------   --------    ---------    --------- ----------     ----------
TOTAL CAPITAL AND LIABILITIES                 $ 6,354     $ 130    $ 5,211        $ 202      $ 8,743       $ 75         $ 2,483
                                             ======== =========   ========    =========    ========= ==========     ==========

                                                                     Exhibit D-4

                              CIPSCO Energy Company
                           Consolidating Balance Sheet
                                December 31, 1997

In thousands
                                                                                                         Eliminations        CEC
                                             CEC-MPS-G   CEC-MPS-L   CEC-ACE-G   CEC-ACE-L   CEC-ACLP   (Exhibit D-5)   Consolidated
                                             ---------   ---------   ---------   ---------   --------   -------------   ------------
Capitalization:
Common stock                                     $ 1     $   1        $  1      $    1      $    1      $    (11)          $    1
Other paid-in capital                                                                                        (75)              75
Retained earnings                                 65       549          61         817        (695)       (6,191)           6,187
                                            -------- ---------    --------   ---------   ---------    ----------       ----------
         Total common
           stockholders' equity                   66       550          62         818        (694)       (6,277)           6,263
Preferred stock not subject
  to mandatory redemption
Preferred stock subject to
  mandatory redemption
Long-term debt
                                            -------- ---------    --------   ---------    ---------    ----------       ----------
         Total capitalization                     66       550          62         818        (694)       (6,277)           6,263

Minority Interest in Consolidated Subsidiary

Current Liabilities:
Current maturity of long-term debt
Short-term debt
Accounts and wages payable                       (46)    1,428         (10)      3,927       6,237           (86)          19,264
Accumulated deferred income taxes
Taxes accrued                                      1                    (4)          4          (3)                             7
Other
                                             -------- ---------    --------   ---------   ---------    ----------       ----------
         Total current liabilities               (45)    1,428         (14)      3,931       6,234           (86)          19,271

Accumulated Deferred Income Taxes                  5       534          12       1,140        (120)                         5,208
Accumulated Deferred Investment Tax Credits
Regulatory Liability
Other Deferred Credits and Liabilities

                                            -------- ---------    --------   ---------   ---------    ----------       ----------
TOTAL CAPITAL AND LIABILITIES                   $ 26   $ 2,512        $ 60     $ 5,889     $ 5,420      $ (6,363)        $ 30,742
                                            ======== =========    ========   =========   =========    ==========       ==========

                                                                     Exhibit D-4

                              CIPSCO Energy Company
                         Consolidating Income Statement
                          Year Ended December 31, 1997

In thousands
                                                      CEC    CEC     CEC     CEC     CEC       CEC
                                              CEC     PGE-G  PGE-L   APL-G   APL-L   PSPL-G    PSPL-L
                                              -----  ------  -----   -----   -----   ------    ------

Operating Revenues:
         Electric
         Gas
         Other                                        $ 41  $ 828    $ 53  $1,409     $ 33      $ 405
                                              -----  ------  -----  ------  ------  -------     ------
                Total operating revenues         -      41    828      53   1,409       33        405

Operating Expenses:
         Operations
              Fuel and purchased power
              Gas costs
              Other                                            29              38                  22
                                              -----  ------  -----  ------  ------  -------     ------
                                                 -       -     29       -      38        -         22

         Maintenance
         Depreciation and amortization                   1     21       1      32                  10
         Income taxes
         Other taxes

                                              -----  ------  -----  ------  ------  -------     ------
                Total operating expenses         -       1     50       1      70        -         32

                                              -----  ------  -----  ------  ------  -------     ------
Operating Income                                 -      40    778      52   1,339       33        373

Other Income and Deductions:
         Allowance for equity funds
           used during construction
         Miscellaneous, net                            (16)  (232)    (20)   (405)     (13)      (114)
                                              -----  ------  -----  ------  ------  -------     ------
                Total other income
                  and deductions                 -     (16)  (232)    (20)   (405)     (13)      (114)

                                              -----  ------  -----  ------  ------  -------     ------
Income before Interest Charges &
  Preferred Dividends                            -      24    546      32     934       20        259

Interest Charges & Preferred Dividends:
         Interest                                             194       3     318                  85
         Allowance for borrowed funds
           used during construction
         Preferred Dividends of
           Subsidiaries
                                             ------  ------  -----  ------  ------  -------     ------
                                                 -       -    194       3     318        -         85

                                              -----  ------  -----  ------  ------  -------     ------
Income Before Extraordinary Items                -      24    352      29     616       20        174

Extraordinary Items, Net of Tax

                                              -----  ------  -----  ------  ------  -------     ------
Net Income                                     $ -    $ 24   $ 352   $ 29   $ 616     $ 20      $ 174
                                              =====  ======  =====  ======  ======  =======     ======


                                                                     Exhibit D-4

                              CIPSCO Energy Company
                         Consolidating Income Statement
                          Year Ended December 31, 1997

In thousands
                                              CEC     CEC    CEC     CEC     CEC    EliminatioNS      CEC
                                              MPS-G   MPS-L  ACE-G   ACE-L   ACLP   (Exhibit D-5)  Consolidated
                                              -----   -----  -----   -----   ----   -------------  ------------

Operating Revenues:
         Electric
         Gas
         Other                                $ 30   $ 471   $ 33   $ 808   $ 409                      $4,520
                                              -----  ------  -----  ------  ------     -------         ------
                Total operating revenues        30     471     33     808     409           -           4,520

Operating Expenses:
         Operations
              Fuel and purchased power
              Gas costs
              Other                              1      44             44       4                         182
                                              -----  ------  -----  ------  ------     -------          -----
                                                 1      44      -      44       4           -             182

         Maintenance
         Depreciation and amortization                                        386                         451
         Income taxes
         Other taxes                                                            1                           1

                                              -----  ------  -----  ------  ------     -------         ------
                Total operating expenses         1      44      -      44     391           -             634

                                              -----  ------  -----  ------  ------     -------         ------
Operating Income                                29     427     33     764      18           -           3,886

Other Income and Deductions:
         Allowance for equity funds
           used during construction
         Miscellaneous, net                    (12)   (125)   (14)   (183)    185                        (949)
                                              -----  ------  -----  ------  ------     -------         ------
                Total other income
                  and deductions               (12)   (125)   (14)   (183)    185           -            (949)

                                              -----  ------  -----  ------  ------     -------         ------
Income before Interest Charges &
  Preferred Dividends                           17     302     19     581     203           -           2,937

Interest Charges & Preferred Dividends:
         Interest                                      112            302     485                       1,499
         Allowance for borrowed funds
           used during construction
         Preferred Dividends of
           Subsidiaries
         ------------------------------------------  ------  -----  ------  ------     -------         ------
                                                 -     112      -     302     485           -           1,499

                                              -----  ------  -----  ------  ------     -------         ------
Income Before Extraordinary Items               17     190     19     279    (282)          -           1,438

Extraordinary Items, Net of Tax

                                              -----  ------  -----  ------  ------     -------         ------
Net Income                                    $ 17   $ 190   $ 19   $ 279   $ (282)       $ -          $1,438
                                              =====  ======  =====  ======  ======     =======         ======